United States
Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report: May 12, 2010

REALTY INCOME CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	1-13374	33-0580106
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

600 La Terraza Boulevard, Escondido, California 92025-3873
(Address of principal executive offices)

(760) 741-2111
(Registrant's telephone number, including area code)

N/A
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 12, 2010, Realty Income Corporation (the "Company") held its 2010 annual meeting of stockholders (the "Annual Meeting"). As of March 11, 2010, the record date for the Annual Meeting, there were 104,400,957 common shares issued and outstanding and entitled to vote at the Annual Meeting. Proxies for the Annual Meeting were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934.

The first proposal considered at the Annual Meeting was the election of seven directors to serve until the 2011 annual meeting of stockholders and until their respective successors are duly elected and qualify.

All of management’s nominees for directors as listed in the proxy statement were elected with the following vote:

	Shares Voted For	Votes Withheld	Broker Non-Votes
Kathleen R. Allen	50,488,059	954,729	37,799,472
Donald R. Cameron	50,295,859	1,146,929	37,799,472
Priya Cherian Huskins	50,495,208	947,580	37,799,472
Thomas A. Lewis	50,485,283	957,505	37,799,472
Michael D. McKee	50,333,065	1,109,723	37,799,472
Gregory T. McLaughlin	50,423,315	1,019,473	37,799,472
Ronald L. Merriman	50,104,196	1,338,592	37,799,472

Broker non-votes were counted as present for purposes of determining a quorum. However, brokers do not have discretionary authority to vote shares on the election of directors.  Therefore, for the purpose of the election of directors, broker non-votes were not counted as votes cast and had no effect on the result of the vote.

The second proposal considered at the Annual Meeting was the ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for the year ended December 31, 2010.  This proposal was approved by 87,650,539 shares voted for, 620,146 shares voted against and 971,575 shares representing abstentions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 12, 2010	REALTY INCOME CORPORATION
	By:	/s/ MICHAEL R. PFEIFFER
Michael R. Pfeiffer
Executive Vice President, General Counsel and Secretary